                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             PARTY CITY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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

                             PARTY CITY CORPORATION

                 NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 11, 2004

TO THE STOCKHOLDERS:

     You are cordially invited to attend the 2004 Annual Meeting of Stockholders (the "Annual Meeting") of Party City Corporation, a Delaware corporation (the "Company"), which will be held on Thursday, November 11, 2004, at 9:00 a.m., Eastern Time, at the Parsippany Hilton, 1 Hilton Court, Parsippany, New Jersey. The Annual Meeting will be held for the following purposes:

     1. To elect seven directors to the Board of Directors, who shall serve until the 2005 annual meeting of stockholders or until their respective successors are elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items are more fully described in the proxy statement accompanying this notice.

     You are also invited to visit the Company's website, http://www.partycity.com, at 9:00 a.m., Eastern time, to listen to the live webcast of the Annual Meeting. An archived copy of the webcast also will be available on Party City's website through November 26, 2004.

     Only stockholders of record at the close of business on September 16, 2004 are entitled to notice of, and to vote at, the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose relevant to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m. at the Company's offices at 400 Commons Way, Rockaway, New Jersey 07866 from November 1, 2004 to November 10, 2004, and at the Parsippany Hilton on November 11, 2004. Attendance at the Annual Meeting will be limited to stockholders and guests of the Company.

     STOCKHOLDERS UNABLE TO ATTEND THE MEETING ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND SAVE THE COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT AND VOTE IN PERSON.

                                          By Order of the Board of Directors

                                          By: /s/ JOSEPH J. ZEPF, ESQ.
   -----------------------------------------------------------------------------
                                                  Joseph J. Zepf, Esq.
                                               Secretary

Rockaway, New Jersey
October 13, 2004

        PLEASE MAIL YOUR PROXY CARD OR VOTING INSTRUCTION CARD PROMPTLY

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About the Annual Meeting....................................    2
Security Ownership of Certain Beneficial Owners and
  Management................................................    7
Proposal No. 1 -- Election of Directors.....................   10
Board of Directors..........................................   11
  Board of Directors........................................   11
  Committees of the Board of Directors......................   12
Executive Officers..........................................   13
Code of Business Conduct and Ethics.........................   14
Compensation of Executive Officers..........................   15
  Summary Compensation Table................................   15
  Option Grants During Fiscal 2004..........................   16
  Aggregate Option Exercises in Fiscal 2004 and July 3, 2004
     Option Values..........................................   17
  Employment Agreements and Termination of Employment.......   17
Compensation of Directors...................................   19
Report of the Compensation Committee Regarding Executive
  Compensation..............................................   19
Equity Compensation Plan Information........................   21
Compensation Committee Interlocks and Insider
  Participation.............................................   22
Report of the Audit Committee...............................   23
Independent Auditors Fees and Other Matters.................   24
  Audit Committee Pre-Approval Policies and Procedures......   24
Section 16(a) Beneficial Ownership Reporting Compliance.....   24
Certain Relationships and Related Party Transactions........   25
Performance Graph...........................................   26
Stockholder Proposals for 2005 Annual Meeting...............   27
Householding................................................   27
Other Matters...............................................   27

                             PARTY CITY CORPORATION

                                400 COMMONS WAY
                           ROCKAWAY, NEW JERSEY 07866

                          ---------------------------

                                PROXY STATEMENT

                      2004 ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 11, 2004

                          ---------------------------

                            ABOUT THE ANNUAL MEETING

     Party City Corporation ("Party City" or the "Company") is providing these proxy materials in connection with Party City's 2004 Annual Meeting of Stockholders or any adjournment or postponement thereof (the "Annual Meeting") at 9:00 a.m., Eastern Time, to be held at the Parsippany Hilton, 1 Hilton Court, Parsippany, New Jersey. This proxy statement, the accompanying proxy card and the Company's Annual Report on Form 10-K for the year ended July 3, 2004 were first mailed to stockholders on or about October 15, 2004. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

WHO IS SOLICITING MY VOTE?

     The Board of Directors of Party City is soliciting your proxy for use at the Annual Meeting.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     You will be voting on:

     - Election of directors; and

     - Any other business that may properly come before the Annual Meeting.

WHAT ARE THE BOARD OF DIRECTORS' RECOMMENDATIONS?

     The Board of Directors recommends a vote:

     - FOR the election of each nominee as director;

     - FOR or AGAINST other matters that come before the Annual Meeting, as the proxy holders deem advisable.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING

     The Board of Directors set September 16, 2004 as the record date for the Annual Meeting (the "record date"). All stockholders who owned Party City common stock at the close of business on September 16, 2004 may attend and vote at the Annual Meeting.

HOW MANY VOTES DO I HAVE?

     You will have one vote for each share of Party City's common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND A BENEFICIAL OWNER?

     Most stockholders of Party City hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     Stockholder of Record. If your shares are registered directly in your name with Party City's transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Party City. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. Party City has enclosed a proxy card for you to use.

     Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name", and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

HOW DO I VOTE?

     YOUR VOTE IS IMPORTANT. You may vote by mail or by attending the Annual Meeting and voting by ballot, all as described below.

  VOTE BY MAIL

     If you choose to vote by mail, simply mark your proxy card or voting instruction card, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Party City Corporation, c/o Joseph J. Zepf, Esq. Vice President, General Counsel & Secretary, 400 Commons Way, Rockaway, New Jersey 07866, or your completed voting instruction card to your broker, bank or nominee.

  VOTING AT THE ANNUAL MEETING

     The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

     The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

     Each share of Party City common stock is entitled to one vote. There is no cumulative voting. Party City has no other classes of voting securities. The Company had 17,123,186 shares of common stock outstanding and entitled to vote on the record date.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

     A majority of Party City's outstanding shares as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a "quorum." Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Both abstentions and "broker non-votes" are counted as present for the purpose determining the presence of a quorum (see "What if I don't vote for some of the items listed on my proxy card or voting instruction card?" below for an explanation of broker non-votes).

HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS?

     Directors are elected by a plurality of votes cast. This means that the seven individuals nominated for election to the Board of Directors who receive the most "FOR" votes (among votes properly cast in person or by proxy) will be elected; nominees do not need to receive a majority to be elected. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. Your shares will be counted for purposes of determining whether there is a quorum, but it will have no effect on the election of those nominees.

WHAT IF I DON'T VOTE FOR SOME OF THE ITEMS LISTED ON MY PROXY CARD OR VOTING INSTRUCTION CARD?

     If you return your signed proxy card or voting instruction card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

     If you are a beneficial owner and hold your shares in street name through a broker and do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable law, brokers have the discretion to vote on routine matters, such as the uncontested election of directors, but do not have discretion to vote on non-routine matters, such as amendments to the Certificate of Incorporation.

     If you do not provide voting instructions to your broker and the broker has indicated on the proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered "broker non-votes" with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to the election of directors or for purposes of determining the number of votes cast with respect to a particular proposal that requires a majority of the votes cast. However, with respect to a proposal that requires a majority of the outstanding shares, a broker non-vote, similar to an abstention, has the same effect as a vote against the proposal.

CAN I CHANGE OR REVOKE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote.

     If your shares are held in street name, you must contact the broker, bank or nominee for instructions on how to revoke your voting instruction card.

     If you are a record holder, you can revoke your proxy card at any time before it is exercised by giving written notice to the Secretary of Party City, specifying such revocation. As a record holder, you may also change your vote by timely delivery of a valid, later-dated proxy to the Secretary of the Company or by voting by ballot at the Annual Meeting. Please note that merely attending the Annual Meeting without voting will not revoke your proxy card.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION CARD?

     It generally means your shares are registered differently or are in more than one account. Please provide voting instructions of all proxy cards and voting instruction cards you receive.

WILL THE COMPANY'S INDEPENDENT ACCOUNTANTS BE AVAILABLE TO ANSWER QUESTIONS FROM STOCKHOLDERS?

     The Company's independent accountants, Deloitte & Touche LLP, are expected to be available at the Annual Meeting to respond to appropriate questions from stockholders.

WHO CAN ATTEND THE ANNUAL MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend.

WHAT DO I NEED TO ATTEND THE ANNUAL MEETING AND WHEN SHOULD I ARRIVE?

     In order to be admitted to the Annual Meeting, a stockholder must present proof of ownership of Party City common stock on the record date. Any holder of a proxy from a stockholder must present the proxy card, properly executed, to be admitted. Stockholders and proxy holders must also present a form of photo identification such as a driver's license.

     If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from a bank or broker is an example of proof of ownership.

     Admission to the Annual Meeting will begin at 8:30 a.m. In order to ensure that you are seated by the commencement of the Annual Meeting at 9:00 a.m., you should arrive early.

     The Annual Meeting will be held at the Parsippany Hilton, 1 Hilton Court, Parsippany, New Jersey. When you arrive, signs will direct you to the appropriate meeting rooms. Please note that due to security reasons, all bags will be subject to search. No one who does not comply with these security procedures will be admitted. Cameras and other recording devices will not be permitted in the meeting rooms.

CAN I LISTEN TO THE ANNUAL MEETING ON THE INTERNET?

     Yes. You are invited to visit the Company's website, http://www.partycity.com, at 9:00 a.m., Eastern time, to listen to the live webcast of the Annual Meeting. An archived copy of the webcast also will be available on Party City's website through November 26, 2004.

WHO PAYS FOR THE PROXY SOLICITATION AND HOW WILL PARTY CITY SOLICIT VOTES?

     Party City will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, the Company's directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. They will not be paid any additional compensation for such solicitation. Party City will request brokers and nominees who hold shares of Party City's common stock in their names to furnish proxy materials to beneficial owners of the shares. Party City will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Party City has hired Georgeson Shareholder Communications, Inc. to distribute and solicit proxies. Party City will pay Georgeson a fee of $1,500, plus reasonable expenses, for these services.

HOW CAN I ACCESS PARTY CITY'S PROXY MATERIALS AND ANNUAL REPORT ELECTRONICALLY?

     The "Investor Relations" section of the Company's website http://www.partycity.com provides access, free of charge, to Securities and Exchange Commission ("SEC") reports as soon as reasonably practicable after the Company electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports.

     You may also read and copy any materials that Party City files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. You may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Party City, at http://www.sec.gov.

IS A LIST OF STOCKHOLDERS AVAILABLE?

     The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote at this meeting from November 1, 2004 to November 10, 2004 for any purpose relevant to the meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at the Company's principal executive office, located at 400 Commons Way, Rockaway, New Jersey 07866. Please contact Party City's Secretary to make arrangements. This list can also be reviewed on November 11, 2004 at the Parsippany Hilton.

HOW DO I FIND OUT THE VOTING RESULTS?

     Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in the Company's Quarterly Report on Form 10-Q for the quarter ending January 1, 2005, which Party City will file with the SEC. Party City will also post the results of the voting at the "Investor Relations" section on Party City's website at http://www.partycity.com. After the Form 10-Q is filed, you may obtain a copy at "Investor
Relations -- Information Request" on Party City's website by contacting Party City's Investor Relations department at 973-983-0888 ext. 8333 or by writing to Investor Relations, Party City Corporation, 400 Commons Way, Rockaway, New Jersey 07866.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Party City's common stock, as of September 16, 2004, for individuals or entities in the following categories: (i) each person known by the Company to be a beneficial owner of more than 5% of the common stock; (ii) each director/nominee; (iii) each executive officer named in the Summary Compensation Table on page 15 (each, a "Named Executive Officer"); common stock and (iv) all directors and executive officers as a group. "Beneficial ownership" of shares, as defined in the Securities and Exchange Act of 1934, generally includes any shares over which a person exercises sole or shared voting or investment power, including but not limited to the right to acquire such shares within 60 days of the record date. For purposes of calculating the percentage of outstanding shares held by each person named below, any shares that such person has the right to acquire within 60 days of the record date are deemed to be outstanding, but not for the purposes of calculating the percentage ownership of any other person.

     Except as indicated by footnote, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise noted in the table, the address for each of the stockholders is c/o Party City Corporation, 400 Commons Way, Rockaway, New Jersey 07866.

                                                     SHARES BENEFICIALLY OWNED
                                                     --------------------------
             NAME OF BENEFICIAL OWNER                 NUMBER            PERCENT
             ------------------------                ---------          -------

Tennenbaum Capital Partners, LLC and Tennenbaum &
  Co., LLC.........................................  5,547,781(1)        27.2%
  11100 Santa Monica Boulevard, Suite 210
  Los Angeles, California 90025
Reid S. Walker and G. Stacy Smith..................  1,344,683(2)         7.5%
  300 Crescent Court, Suite 880
  Dallas, Texas 75201
Sidney and Jenny Craig.............................  1,219,202(3)         6.8%
  16092 San Dieguito
  P.O. Box 675532
  Rancho Santa Fe, CA 92067
Jack Futterman.....................................    908,300(4)         5.1%
  16315 Vintage Oaks Lane
  Delray Beach, FL 33484
Ralph D. Dillon....................................    741,273(5)         4.0%
Michael E. Tennenbaum..............................  5,595,781(1)(6)     27.4%
L.R. Jalenak, Jr...................................    113,965(7)           *
Franklin R. Johnson................................     16,667(8)           *
Howard Levkowitz...................................     61,527(9)           *
Walter Salmon......................................     49,000(10)          *
Nancy Pedot........................................    262,330(11)        1.4%
Richard H. Griner..................................     33,333(12)          *
Warren Jeffery.....................................     28,750(13)          *
Steven Skiba.......................................      7,500(14)          *
Linda M. Siluk.....................................     32,577(15)          *
All directors and executive officers as a group (12
  persons).........................................                      32.2%

---------------

  *  Less than 1%

 (1) The shares of common stock are owned by Tennenbaum Capital Partners, LLC ("TCP", formerly known as Special Value Investment Management, LLC) and Tennenbaum & Co., LLC ("TCO") as follows: 2,496,000 shares subject to outstanding warrants to purchase common stock which are exercisable within 60 days of the record date are owned of record by Special Value Bond Fund, LLC ("SVBF"); 2,594,720 shares of common stock are owned of record by Special Value Absolute Return

     Fund, LLC ("SVAR"); 318,000 shares of common stock are owned of record by Special Value Bond Fund II, LLC ("SVBF II"); 25,000 shares of common stock are owned of record by a separate account managed by TCP; and 114,061 shares of common stock are owned of record by TCO.

     The managing member of SVBF is SVIM/MSM, LLC ("SVIM/MSM") and the managing member of SVBF II is SVIM/MSM II, LLC ("SVIM/MSM II"). The managing member of both SVIM/MSM and SVIM/MSM II is TCO. The managing member of SVAR is SVAR/MM, LLC ("SVAR/MM"), and the managing member of SVAR/MM is TCP. The managing member of TCP is TCO. The managing member of TCO is Michael E. Tennenbaum.

     In addition to managing the separate account, TCP is the investment advisor to SVBF, SVBF II and SVAR and the separate account. TCP, SVIM/MSM, TCO and Mr. Tennenbaum share voting and dispositive power for the 2,496,000 shares subject to outstanding warrants to purchase common stock. TCP, SVIM/MSM II, TCO and Mr. Tennenbaum share voting and dispositive power for the 318,000 shares. TCP, SVAR/MM, TCO and Mr. Tennenbaum share voting and dispositive power for the 2,594,720 shares. TCP, TCO and Mr. Tennenbaum share voting and dispositive power for the 25,000 shares. TCO and Mr. Tennenbaum have sole voting and dispositive power for the 114,061 shares (see also footnote
     6).

 (2) As reported by Messrs. Reid S. Walker and G. Stacy Smith on the First Amendment to the Schedule 13G filed with the SEC on February 13, 2004. Messrs. Reid S. Walker and G. Stacy Smith, as the control persons for WS Capital, L.L.C., the general partner of WS Capital Management, L.P., have voting and dispositive power for 1,127,583 shares of common stock. In addition, Messrs. Reid S. Walker and G. Stacy Smith, as the control persons for WSV Management, L.L.C., the general partner of WS Ventures Management, L.P., have voting and dispositive power for 217,100 shares of common stock.

 (3) As reported by Sidney and Jenny Craig on the Second Amendment to their
     Schedule 13G filed with the SEC on August 7, 2003 which indicates that Sidney and Jenny Craig beneficially own 1,219,202 shares of common stock. Sidney and Jenny Craig own 112,202 shares of common stock directly and beneficially own 1,107,000 shares of common stock owned directly by Craig Enterprises, Inc.

 (4) As reported by Jack Futterman on the Fourth Amendment to his Schedule 13D filed with the SEC on April 15, 2004, which indicates Mr. Futterman beneficially owns 870,300 shares of common stock. Mr. Futterman also beneficially owns 38,000 shares of common stock subject to outstanding options which are exercisable within 60 days of the record date.

 (5) Includes 546,273 shares of common stock subject to outstanding options which are exercisable within 60 days of the record date.

 (6) As the managing member of TCO, Mr. Tennenbaum shares voting and dispositive power for all of the shares of common stock owned of record by the TCP Accounts and TCO (see also footnote 1). Also includes 48,000 shares of common stock subject to outstanding options which are exercisable within 60 days of the record date that are owned by Mr. Tennenbaum.

 (7) Includes 48,000 shares of common stock subject to outstanding options which are exercisable within 60 days of the record date.

 (8) Includes 16,667 shares of common stock subject to outstanding options which are exercisable within 60 days of the record date.

 (9) Includes 48,000 shares of common stock subject to outstanding options which are exercisable within 60 days of the record date.

(10) Includes 45,000 shares of common stock subject to outstanding options which are exercisable within 60 days of the record date.

(11) Includes 260,000 shares of common stock subject to outstanding options which are exercisable within 60 days of the record date.

(12) Includes 33,333 shares of common stock subject to outstanding options which are exercisable within 60 days of the record date.

(13) Includes 28,750 shares of common stock subject to outstanding options which are exercisable within 60 days of the record date.

(14) Includes 7,500 shares of common stock subject to outstanding options which are exercisable within 60 days of the record date.

(15) Includes 27,625 shares of common stock subject to outstanding options which are exercisable within 60 days of the record date. On September 15, 2004, Linda Siluk resigned from the Company as Senior Vice President and Chief Financial Officer.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The Company's Board of Directors currently consists of seven members, each of which has been nominated for election at the Annual Meeting. The Board of Directors had eight members during the year ended July 3, 2004 ("Fiscal 2004") until January 12, 2004, when Richard H. Griner resigned as a director and accepted the position of Chief Operating Officer of the Company.

     Seven directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders. The directors shall serve until their successors are duly elected and qualified or until any such director resigns or is removed. Unless otherwise instructed, the "proxy holders" (which term includes, for purposes of this proxy statement, brokers, banks or nominees who are record holders and receive duly executed voting instruction cards) will vote the proxies for seven nominees set forth below. The Company expects that each of the nominees will be available for election, but if any of them is unable or unwilling to serve at the time the election occurs, the proxy holders will vote for the election of another nominee to be designated by the current Board of Directors. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible.

NOMINEES

     The seven nominees are as follows:

                                                                                     SERVED AS
                                                                                     A DIRECTOR
         NAME            AGE                POSITION WITH THE COMPANY                  SINCE
         ----            ---                -------------------------                ----------
Ralph D. Dillon........  64     Non-Executive Chairman of the Board of Directors        1999
Michael E.
  Tennenbaum...........  69     Vice Chairman of the Board of Directors                 2000
L.R. Jalenak, Jr.......  74     Director                                                2000
Franklin R. Johnson....  68     Director                                                2003
Howard Levkowitz.......  37     Director                                                1999
Nancy Pedot............  52     Director and Chief Executive Officer                    2000
Walter J. Salmon.......  73     Director                                                2001

     RALPH D. DILLON has been the Non-Executive Chairman of the Board of Directors since December 10, 1999 and has been a director of the Company since October 1, 1999. Prior to becoming a director of the Company, Mr. Dillon served as Chief Executive Officer of Cost Plus, Inc., a specialty retailer of casual home living and entertainment products, from September 1990 to February 1998, President of Cost Plus from September 1990 to August 1995 and Chairman of the Board of Cost Plus from August 1995 to February 1998. He also served as a director of Cost Plus from September 1990 to May 1999 and has served as an advisor to the Chief Executive Officer of Cost Plus.

     MICHAEL E. TENNENBAUM has been a director of the Company since October 5, 2000 and has been the Vice-Chairman of the Board of Directors since October 1, 2002. Mr. Tennenbaum has been the Managing Member of Tennenbaum & Co., LLC since its inception in June 1996. Tennenbaum & Co., LLC is the Managing Member of Tennenbaum Capital Partners, LLC, an investment management company focused on special situation investments. From February 1993 until June 1996, Mr. Tennenbaum was a Senior Managing Director of Bear, Stearns & Co., Inc. and also held the position of Vice Chairman, Investment Banking. Mr. Tennenbaum currently is Chairman of the Board of Directors of Pemco Aviation Group, Inc., Chairman of the Board of Directors of Anacomp, Inc. and is also a director of various privately-held companies.

     L.R. JALENAK, JR. has been a director of the Company since February 17, 2000. Prior to becoming a director of the Company, Mr. Jalenak was Chairman of the Board of Cleo Inc., a manufacturer of Christmas wrapping paper and related products, from 1990 until his retirement in December 1993. From 1977 to 1990, he was President of Cleo Inc. Mr. Jalenak is a commissioner of Memphis Light, Gas and Water Division, a Memphis, Tennessee utility company and serves as its Chairman. Mr. Jalenak is also a director of Special

Value Expansion Fund, LLC, an investment fund managed by Tennenbaum Capital Partners, LLC. Mr. Jalenak also serves on the board of a non-public Professional Employment Organization and on the Boards of Directors of several not-for-profit entities.

     FRANKLIN R. JOHNSON has been a director of the Company since August 25, 2003. From March 2000 to the present, Mr. Johnson has been a business consultant and expert witness. From May 1997 to March 2000, Mr. Johnson was Senior Vice President and Chief Financial Officer of Rysher Entertainment, Inc. Prior to May 1997, Mr. Johnson was a partner at Price Waterhouse & Co. Mr. Johnson is also a director of Special Value Opportunities Fund, LLC, an investment fund managed by Tennenbaum Capital Partners, LLC. Mr. Johnson serves on the Board of Directors of Reliance Steel & Aluminum Co.

     HOWARD LEVKOWITZ has been a director of the Company since August 17, 1999. Mr. Levkowitz has been a Partner in Tennenbaum Capital Partners, LLC, an investment management company focused on special situation investments, since 1999 and since 1997, has been a principal of Tennenbaum & Co., LLC (with which Tennenbaum Capital Partners, LLC is affiliated). He was an attorney with Dewey Ballantine LLP from 1993 to 1997. Mr. Levkowitz also serves as a director of several privately held companies.

     NANCY PEDOT has been the Chief Executive Officer since January 12, 2004, prior to which she served as the Acting Chief Executive Officer beginning in April 2003. Ms. Pedot has been a director of the Company since November 27, 2000. Between 1989 and 1993, Ms. Pedot served in various executive positions with The Gymboree Corporation, a designer, manufacturer and retailer of children's apparel and accessories that operates a chain of more than 500 stores. She joined Gymboree in 1989 as Senior Vice President of Merchandising and in 1994 was named President and CEO. Ms. Pedot left Gymboree in 1997 to devote more time to her family and to pursue personal interests. Ms. Pedot also serves on the Board of Directors of PETsMART Inc. and on the Boards of Directors of several not-for-profit entities.

     WALTER J. SALMON has been a director of the Company since July 25, 2001. Mr. Salmon is presently the Stanley Roth, Sr., Professor of Retailing, Emeritus, at the Harvard University Graduate School of Business Administration. He has been a member of the Harvard Business School faculty since 1956. Professor Salmon presently serves on the boards of The Neiman Marcus Group, PETsMART, Inc., Stage Stores, Cumberland Farms and the Harvard Business School Publishing Company.

RECOMMENDATION AND VOTE

     The election of each nominee as a director requires a plurality of the votes present at the Annual Meeting and entitled to vote. Votes withheld and broker non-votes are not counted toward a nominee's total.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

                               BOARD OF DIRECTORS

BOARD OF DIRECTORS

     The Board of Directors is led by Ralph D. Dillon, a Non-Executive Chairman of the Board, and is comprised of five additional non-employee directors and one employee director, Nancy Pedot. The Board of Directors has determined that each of the following directors are independent in accordance with the Nasdaq listing standards: Michael E. Tennenbaum, L.R. Jalenak, Jr., Franklin R. Johnson, Howard Levkowitz and Walter J. Salmon.

     The Board of Directors holds regularly scheduled meetings each quarter. In addition to the quarterly meetings, there are typically other regularly scheduled meetings and several special meetings each year. At each quarterly meeting, time is set aside for the non-management directors to meet without management present. The Board of Directors met four times during regularly scheduled meetings and four times at special meetings during Fiscal 2004. In addition, the Board of Directors acted once by unanimous written consent. During Fiscal 2004, all of the directors attended at least 75% of the combined number of Board meetings and meetings of Committees of which they were members.

     While the Company does not have a formal policy regarding director attendance at annual stockholder meetings, directors are strongly encouraged to attend. All directors attended Party City's annual meeting of stockholders for the fiscal year ended June 28, 2003 ("Fiscal 2003").

     Stockholders may communicate directly with any of the Company's directors, the non-employee directors as a whole, or the Board of Directors as a whole, by writing to:

                             Party City Corporation
                            c/o Joseph J. Zepf, Esq.
                  Vice President, General Counsel & Secretary
                                400 Commons Way
                          Rockaway, New Jersey 07866.

     Such communications will be distributed to the specific director(s) requested by the stockholder or, if addressed generally to the Board of Directors, to the members of the Board of Directors as may be appropriate. For example, if a communication relates to accounting, internal accounting controls or auditing matters, the communication will be forwarded to the Chairman of the Company's Audit Committee. Copies of all communications will be provided to all other directors to the extent appropriate; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to the business of the Company or communications that relate to improper or irrelevant topics.

COMMITTEES OF THE BOARD OF DIRECTORS

     The table below sets forth the membership and meeting information for the Audit, Compensation and Nominating and Corporate Governance Committee during Fiscal 2004.

                                                                         NOMINATING AND
                  NAME                     AUDIT      COMPENSATION    CORPORATE GOVERNANCE
                  ----                     -----      ------------    --------------------
Ralph D. Dillon.........................
Michael E. Tennenbaum...................
L.R. Jalenak, Jr........................     X         Chairman
Franklin R. Johnson.....................  Chairman                          X
Howard Levkowitz........................                                 Chairman
Nancy Pedot.............................
Walter J. Salmon........................     X            X
  2004 Meetings.........................     8            8                 2

     The charters of each of the Committees, which more fully describes the functions of each Committee, are posted under "Investor Relations -- Corporate Governance" on Party City's website at http://www.partycity.com.

     Audit Committee. The Audit Committee is responsible for evaluating and recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company's financial policies and control procedures. See the "Report of the Audit Committee" contained elsewhere in this proxy statement. The Audit Committee holds regularly scheduled meetings each quarter. In addition to the quarterly meetings, there are typically other regularly scheduled meetings and several special meetings each year.

     As required by SEC rules, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential and anonymous submission of information, written or oral, by Company employees regarding questionable accounting or auditing matters.

     The Board of Directors has determined that each of the members of the Audit Committee is independent within the meaning of SEC regulations, the Nasdaq listing standards and the Audit Committee charter, and has the requisite financial knowledge and experience. The Board of Directors has also determined that

Franklin R. Johnson qualifies as an "audit committee financial expert" within the meaning of SEC regulations and that he has the accounting and related financial management expertise required by the Nasdaq listing standards.

     Compensation Committee. The Compensation Committee is responsible for setting and administering the Company's policies that govern executive compensation and for establishing the compensation of the Company's executive officers. The Compensation Committee is also responsible for the administration of, and grants under, the Company's employee and director compensation plans. See "Report of the Compensation Committee Regarding Executive Compensation". The Board of Directors has determined that all of the members of the Compensation Committee are independent within the meaning of SEC regulations, the Nasdaq listing standards and the Compensation Committee charter.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance. In addition, this Committee annually reviews with the Board of Directors the appropriate characteristics, skills and experience for the Board of Directors as a whole and its individual members, and recommends to the Board of Directors candidates for membership in accordance with the qualities presented to the Board of Directors in such review and the selection criteria outlined in the Committee's charter.

     The Nominating and Corporate Governance Committee, in evaluating the suitability of individual candidates and recommending nominees for election, takes into account many factors, including a candidate's ability to make independent analytical inquiries, general understanding of retail businesses, marketing, finance and other elements relevant to the success of the Company in today's business environment, and educational and professional background. The Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In searching for qualified director candidates for election and to fill vacancies, the Board of Directors solicits current directors for the names of potential qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates. In the future, the Nominating and Corporate Governance Committee may retain search firms or consult with outside advisors to assist in the search for qualified candidates.

     The Nominating and Corporate Governance Committee does not currently consider nominees recommended by the Company's stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for membership approved by the Board of Directors.

     The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent within the meaning of SEC regulations, the Nasdaq listing standards and the Nominating and Corporate Governance Committee charter.

                               EXECUTIVE OFFICERS

     All executive officers of the Company are elected annually by, and serve at the discretion of, the Board of Directors. As of October 8, 2004, the Company's executive officers are as follows:

               NAME(1)                 AGE                         POSITION(S)
               -------                 ---                         -----------
Nancy Pedot..........................  52    Director and Chief Executive Officer
Richard H. Griner....................  61    Chief Operating Officer
Lisa G. Laube........................  41    Chief Merchandising Officer
Gregg A. Melnick.....................  35    Senior Vice President and Chief Financial Officer
Warren Jeffery.......................  55    Senior Vice President of Operations
Steven Skiba.........................  49    Vice President and Chief Information Officer

     NANCY PEDOT.  See "Proposal 1 -- Election of Directors -- Nominees."

     RICHARD H. GRINER was appointed Chief Operating Officer on January 12, 2004. Mr. Griner was a director of the Company since September 6, 2002, but resigned from the Board when he became the Company's Chief Operating Officer. Prior to retirement from Omni Fitness, Inc., the specialty fitness equipment chain, Mr. Griner served as President from April 2001 until June 2003. Prior to joining Omni Fitness, Mr. Griner served from 1996 to 2000 as President and Chief Operating Officer of Trend-Lines, Inc. and from 1986 to 1995 as Senior Vice President of Operations for Family Dollar Stores, Inc.

     LISA LAUBE was appointed Chief Merchandising Officer on April 26, 2004. Prior to this appointment, Ms. Laube served since 2002 as Vice President of Merchandising of The White Barn Candle Company, a division of the Bath and Body Works unit of Limited Brands, Inc. Previously, Ms. Laube held a number of positions at Linens 'n Things, Inc. from 1996 to 2002, rising through the buying organization to become, in 1998, Vice President/General Merchandise Manager of decorative accessories, tabletop and seasonal merchandise. Between 1985 and 1996, Ms. Laube worked for several divisions of Federated Department Stores, Inc., concluding in the position of Senior Buyer at Macy's East, where she was responsible for several home departments.

     GREGG A. MELNICK was appointed Senior Vice President and Chief Financial Officer on September 16, 2004. Prior to this appointment, Mr. Melnick served as Vice President of Business Unit Finance and Treasury at Dow Jones & Company, Inc., since 2001. Previously, from 2000 to 2001, Mr. Melnick was the Chief Financial Officer of Susan Dell, Inc. For more than five years prior to 2000, Mr. Melnick held a series of progressively more responsible financial positions with Liz Claiborne, Inc., ultimately serving as Vice President and Group Finance Director for the company's emerging business units. Mr. Melnick began his career in the audit practice of Arthur Andersen.

     WARREN JEFFERY was appointed Senior Vice President of Operations on August 26, 2002. He had previously been the Company's Vice President of Operations since January 2002. Prior to joining the Company, Mr. Jeffery had been the Senior Vice President of Pharmacy Management at McKesson Medication Management from June 2001 to January 2002. He previously held various executive positions including Executive Vice President Merchandising, Marketing and Logistics, Senior Vice President Store Operations and Vice President of Store Operations and Loss Prevention at Phar-Mor Inc., from February 1993 through October 2000.

     STEVEN SKIBA was appointed Vice President and Chief Information Officer on November 29, 2002. Prior to joining the Company, Mr. Skiba was the Vice President, Management Information Systems, and Chief Technology Officer at Transworld Entertainment from January 1997 through November 2002.

                      CODE OF BUSINESS CONDUCT AND ETHICS

     The Company has adopted a Code of Business Conduct and Ethics which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer and controller. The Code of Business Conduct and Ethics is posted under "Investor Relations -- Corporate Governance" on Party City's website at http://www.partycity.com. The Company intends to post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to the Company's principal executive officer, the principal financial officer and the principal accounting officer and controller) at this location on its website.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth a summary of the compensation paid by the Company during Fiscal 2004, 2003 and 2002 to (i) all individuals serving as the Chief Executive Officer during Fiscal 2004 and (ii) each of the four most highly compensated executive officers of the Company, other than the Chief Executive Officer, who were serving as executive officers at July 3, 2004 (the persons described in clauses (i) and (ii) together, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                                ANNUAL COMPENSATION           -------------
                                                         ----------------------------------   # SECURITIES
                  NAME AND                     FISCAL                          OTHER ANNUAL    UNDERLYING
             PRINCIPAL POSITION                YEAR(1)    SALARY     BONUS     COMPENSATION   STOCK OPTIONS
             ------------------                -------   --------   --------   ------------   -------------
Nancy Pedot..................................   2004     $611,539   $144,000     $94,686(2)      665,000
  Chief Executive Officer                       2003      117,692         --      29,247(3)       20,000
                                                2002           --         --          --              --
Richard H. Griner............................   2004      175,481     86,687       3,894(4)      160,000
  Chief Operating Officer                       2003           --         --          --              --
                                                2002           --         --          --              --
Warren Jeffery...............................   2004      239,548     69,611       8,540(5)       15,000
  Senior Vice President                         2003      228,408     15,000       8,240(6)       15,000
  of Operations                                 2002      105,577     80,342      68,342(7)       50,000
Steven Skiba.................................   2004      259,892    112,889      25,872(8)       15,772
  Vice President,                               2003      139,423     43,750      70,845(9)       30,000
  Chief Information Officer                     2002           --         --          --              --
Linda M. Siluk(10)...........................   2004      237,139     56,779       9,713(11)      25,000
  Former Senior Vice President                  2003      205,193     15,000       9,758(12)      25,000
  and Chief Financial Officer                   2002      198,760    100,000       8,629(13)      17,000

---------------

 (1) The Company's fiscal year end is the Saturday nearest to June 30.

 (2) This amount includes $37,853 in living expenses, $35,171 in automobile allowances, $17,251 in moving expenses and $4,411 representing the value of the discount applicable to the purchase of restricted stock units under the Employee Plan.

 (3) This amount includes $21,746 in living expenses and $7,501 in automobile allowances.

 (4) This amount includes $3,894 in automobile allowances.

 (5) This amount includes $8,540 in automobile allowances.

 (6) This amount includes $8,240 in automobile allowances.

 (7) This amount includes $3,894 in automobile allowances and $64,448 for moving expenses.

 (8) This amount includes $9,792 in automobile allowances and $16,080 for moving expenses.

 (9) This amount includes $4,517 in automobile allowances and $66,328 for moving expenses.

(10) On September 15, 2004, Linda M. Siluk resigned from the Company as Senior Vice President and Chief Financial Officer.

(11) This amount includes $8,256 in automobile allowances and $1,457 representing the value of the discount applicable to the purchase of restricted stock units under the Employee Plan.

(12) This amount includes $8,100 in automobile allowances and $1,658 representing the value of the discount applicable to the purchase of restricted stock units under the Employee Plan.

(13) This amount includes $8,100 in automobile allowances and $529 representing the value of the discount applicable to the purchase of restricted stock units under the Employee Plan.

                        OPTION GRANTS DURING FISCAL 2004

     The following table presents information regarding grants of options under our Amended and Restated 1999 Stock Incentive Plan to purchase shares of the Company's common stock for each of the Named Executive Officers during Fiscal 2004.

                                            INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                            -------------------------------------------------       VALUE AT ASSUMED
                                          PERCENT OF                                ANNUAL RATES OF
                            NUMBER OF       TOTAL                                     STOCK PRICE
                            SECURITIES     OPTIONS      EXERCISE                    APPRECIATION FOR
                            UNDERLYING    GRANTED TO     PRICE                        OPTION TERM
                             OPTIONS     EMPLOYEES IN     PER      EXPIRATION   ------------------------
NAME                        GRANTED(1)   FISCAL YEAR    SHARE(2)      DATE          5%           10%
----                        ----------   ------------   --------   ----------       --           ---
Nancy Pedot...............   600,000(3)     41.46%       $12.34       2014      $4,656,336   $11,800,069
                              30,000(4)      2.07%        11.91       2014         253,804       662,119
                               5,000(5)      0.35%        14.33       2013          45,054       114,177
                               5,000(5)      0.35%        14.01       2013          44,054       111,642
                               5,000(5)      0.35%        11.50       2013          36,161        91,640
                               5,000(5)      0.35%        10.11       2013          31,791        80,564
                               5,000(5)      0.35%        13.80       2013          43,394       109,968
                               5,000(5)      0.35%        10.94       2013          34,393        87,158
                               5,000(5)      0.35%        12.48       2014          39,243        99,450
Richard H. Griner.........   150,000(6)     10.36%        12.34       2014       1,164,084     2,950,017
                              10,000(5)      0.69%        14.48       2013          91,092       230,844
Warren Jeffery............    15,000(7)      1.04%        12.16       2014         114,673       290,603
Steven Skiba..............    15,772(7)      1.09%        12.16       2014         120,574       305,559
Linda M. Siluk............    25,000(7)      1.73%        12.16       2014         191,121       484,338

---------------
(1) In the event of (i) a merger or consolidation, such that after such merger or consolidation the Company is not the surviving entity or the ultimate parent of the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, or (iii) the reorganization or liquidation of the Company, the Compensation Committee may, in its sole discretion and upon at least ten days advance notice to the optionee, cancel any outstanding options and pay the optionee, in cash or stock, the value of such options based upon the price per share of stock received or to be received by other stockholders of the Company upon the occurrence of such event.

(2) The price represents the closing sale price of the underlying common stock as reported by Nasdaq on the date of grant.

(3) The options vest as follows: (i) 25% of the options vest immediately at grant date and (ii) 25% per year beginning on the first anniversary of the grant date and continuing on each subsequent anniversary of the grant date.

(4) The options vested on Ms. Pedot's appointment as permanent Chief Executive Officer. The right to exercise the options expires on the tenth anniversary of the grant date.

(5) The options vested immediately on the grant date. The right to exercise the options expires on the tenth anniversary of the grant date.

(6) The options vest as follows: 50,000 shares shall vest and become exercisable on January 12, 2005, 33,333 shares shall vest and become exercisable on January 12, 2006, 33,333 shares shall vest and become exercisable on January 12, 2007 and 33,334 shares shall vest and become exercisable on January 12, 2008.

(7) The options vest at the rate of 25% per year beginning on the first anniversary of the grant date and continuing on each subsequent anniversary of the grant date. The right to exercise the options expires on the tenth anniversary of the grant date.

    AGGREGATE OPTION EXERCISES IN FISCAL 2004 AND JULY 3, 2004 OPTION VALUES

     The following table presents information regarding the value of options outstanding at July 3, 2004 for each of the Named Executive Officers. There were no options exercised by the Named Executive Officers during Fiscal 2004.

                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
Nancy Pedot...................................    260,000        450,000       $281,393        $72,000
Richard H. Griner.............................     26,666        163,334             --         24,000
Warren Jeffery................................     26,875         53,125        126,953        132,113
Linda M. Siluk................................     22,375         59,625         94,885         73,880
Steven Skiba..................................      7,500         38,272             --          5,426

---------------
(1) Value is based upon a closing sale price of $12.50 per share as reported by Nasdaq on July 2, 2004.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

     The Company is party to various employment and termination of employment agreements with its Named Executive Officers.

     Richard H. Griner. The Company is party to an employment agreement with Richard H. Griner, Chief Operating Officer of the Company, dated January 12, 2004 (the "Griner Agreement"). The Griner Agreement provides for Mr. Griner to serve the Company in such capacity for a three-year term, which commenced January 12, 2004, which term will automatically renew for one-year periods thereafter unless either party gives written notice of non-renewal at least 90 days prior to the expiration of the then current term. The Griner Agreement provides for an annual minimum base salary of $365,000. The Griner Agreement also provides for an annual non-compete stipend of $65,000; such stipend is included in Mr. Griner's annual minimum base salary. The Griner Agreement further provides that Mr. Griner be granted stock options to acquire 150,000 shares of common stock of the Company. Such stock options shall have a term of ten years from the date of the grant and shall vest and become exercisable, provided Mr. Griner is employed by the Company on such vesting date, as follows:
50,000 shares shall vest and become exercisable on January 12, 2005: 33,333 shares shall vest and become exercisable on January 12, 2006; 33,333 shares shall vest and become exercisable on January 12, 2007 and 33,334 shares shall vest and become exercisable on January 12, 2008. In addition, Mr. Griner is entitled to receive an annual incentive bonus based upon the attainment of performance criteria under the Company's annual incentive bonus plan then in effect. The target amount for such annual incentive bonus is 50% of Mr. Griner's Salary as of the last day of the respective fiscal year, although the actual amount of the annual incentive bonus will depend on the satisfaction of the reasonable performance goals established by the Board of Directors.

     The Griner Agreement provides that in the event of the termination of Mr. Griner's employment on account of his death or disability, his voluntary resignation or the Company's termination of his employment for cause, the Company shall pay to Mr. Griner, or his estate on account of his death, in a lump sum within 10 business days following his termination, all earned but unpaid then-existing salary and bonus; provided, however, that, whether any bonus is earned at the time of his termination will be determined by reference to the terms of the Company's respective bonus or performance-based compensation plans or programs, if any, or, if not set forth therein, as determined by the Company in its sole discretion. In the event of the termination of Mr. Griner's employment by the Company without cause, or a change in control of the Company, the Company shall pay to Mr. Griner, in a lump sum within 10 business days following such termination, all earned compensation and continue to pay his then-existing salary, in accordance with the Company's regular payroll practices, for 26 weeks.

     Warren Jeffery. The Company is party to an employment agreement with Warren Jeffery, Senior Vice President of Operations of the Company, dated November 4, 2003 (the "Jeffery Agreement"). The Jeffery

Agreement provides for Mr. Jeffery to serve the Company in such capacity for an initial one-year term, which commenced November 3, 2003, which term will automatically renew for one-year periods unless either party gives written notice of non-renewal at least 60 days prior to the expiration of the then current term. The Jeffery Agreement provides for an annual minimum base salary of $235,806. The Jeffery Agreement also provides for an annual non-compete stipend of $10,000; such stipend is included in Mr. Jeffery's annual minimum base salary. In addition to salary, Mr. Jeffery shall be entitled to earn an annual incentive bonus based upon the attainment of certain performance criteria under the Company's annual incentive bonus plan then in effect. The determination of what level Mr. Jeffery may participate in any Company bonus plan and the maximum and target bonus that may be earned shall be made by the CEO, in his or her sole discretion.

     The Jeffery Agreement provides that in the event of the termination of Mr. Jeffery's employment on account of his death or disability, his voluntary resignation or the Company's termination of his employment for cause, the Company shall pay to Mr. Jeffery, or his estate on account of his death, in a lump sum within 10 business days following his termination, all earned but unpaid then-existing salary and bonus; provided, however, that, whether any bonus is earned at the time of his termination will be determined by reference to the terms of the Company's respective bonus or performance-based compensation plans or programs, if any, or, if not set forth therein, as determined by the Company in its sole discretion. In the event of the termination of Mr. Jeffery's employment by the Company without cause, the Company shall pay to Mr. Jeffery, in a lump sum within 10 business days following such termination, all earned compensation and continue to pay his then-existing salary, in accordance with the Company's regular payroll practices, for 26 weeks.

     Steven Skiba. The Company is party to an employment agreement with Steven Skiba, Chief Information Officer of the Company, dated November 29, 2002 (the "Skiba Agreement"). The Skiba Agreement provides for Mr. Skiba to serve the Company in such capacity for an initial one-year term, which commenced on November 29, 2002, which term will automatically renew for one-year periods unless either party gives written notice at least 60 days prior to the expiration of the then current term. The Skiba Agreement provides for an annual minimum base salary of $240,000, the amount of which may be adjusted upward by the Board of Directors in its sole discretion. The Skiba Agreement also provides for an annual non-compete stipend of $10,000; such stipend is included in Mr. Skiba's annual minimum base salary. Further, Mr. Skiba was guaranteed (and received) a bonus payment of $44,375 at the end of Fiscal 2003. In addition to salary, Mr. Skiba shall be entitled to earn an annual incentive bonus based on the attainment of certain performance criteria under the Company's annual incentive bonus plan then in effect. The determination of at what level Mr. Skiba may participate in any Company bonus plan and the maximum and target bonus that may be earned shall be made by the CEO, in his or her sole discretion.

     The Skiba Agreement provides that in the event of the termination of Mr. Skiba's employment on account of his death or disability, his voluntary resignation or the Company's termination of his employment for cause, the Company shall pay to Mr. Skiba, or his estate on account of his death, in a lump sum within 10 business days following his termination, all earned but unpaid then-existing salary and bonus; provided, however, that, whether any bonus is earned at the time of his termination will be determined by reference to the terms of the Company's respective bonus or performance-based compensation plans or programs, if any, or, if not set forth therein, as determined by the Company in its sole discretion. In the event of the termination of Mr. Skiba's employment by the Company without cause, the Company shall pay to Mr. Skiba, in a lump sum within 10 business days following such termination, all earned compensation and continue to pay his then-existing salary, in accordance with the Company's regular payroll practices, for 26 weeks.

     Linda M. Siluk. The Company is party to a general release and severance agreement with Linda M. Siluk, former Senior Vice President and Chief Financial Officer of the Company, dated September 30, 2004 (The "Siluk Agreement"). In accordance with the Siluk Agreement, the previous employment agreement between the Company and Mrs. Siluk was terminated and has no force and effect. The Siluk Agreement reflects that Ms. Siluk resigned from her position with the Company effective September 15, 2004. Pursuant to the Siluk Agreement, Ms. Siluk will receive severance equal to her base salary as of September 15, 2004 for a minimum period of four months and a maximum period of six months. The Siluk Agreement provides that, after January 15, 2005, the severance otherwise payable by the Company shall be reduced on a dollar-for-dollar basis by the amount Ms. Siluk may earn from future employment during the period from January 16,

2005 through March 15, 2005. The Siluk Agreement further states that the Company shall pay for outplacement services for Ms. Siluk for the six-month period ending March 15, 2005 at a cost to the Company not to exceed $25,000.

                           COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional or special cash stipends for their service as directors. Directors who are not employees of the Company are entitled to receive an annual retainer of $25,000 and $2,000 for each Board of Directors' meeting attended. Committee meeting fees are $4,000 and $2,000 for the Audit Committee chairperson and members, respectively; $3,000 and $2,000 for the Compensation Committee chairperson and members, respectively; $2,000 and $1,000 for the Nominating and Corporate Governance Committee chairperson and members, respectively. In addition, any Board member who is requested by the Chairman to perform services for the Company that is outside of the scope of preparing for or attending a meeting will be paid $2,000 per each eight hours of time spent performing such services. The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at the Board of Directors and Committee meetings. Directors each receive an annual grant of 10,000 options on the date of the Annual Meeting for each fiscal year, which are fully vested at the time of grant.

     The Company entered into a consulting arrangement with Mr. Dillon in 1999 pursuant to which Mr. Dillon receives a consulting fee of $10,000 per month in exchange for advising and consulting with the Company regarding strategic planning, general operations and merchandising programs. From September 18, 2003 to January 12, 2004, this monthly amount was increased to $20,000 per month during which time Mr. Dillon assumed the responsibility of conducting a search for a permanent Chief Executive Officer. Mr. Dillon also received $50,000 in Fiscal 2004 for assuming additional responsibilities during the transition of hiring a permanent Chief Executive Officer.

     On each of January 12, 2002, July 12, 2002, January 12, 2003 and July 12, 2004, the Company granted options for 50,000 shares of the Company's common stock to Mr. Dillon, with exercise prices of $9.375, $17.00, $17.00 and $17.00, respectively. All options vested in full upon issuance.

                      REPORT OF THE COMPENSATION COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, this Report of the Compensation Committee Regarding Executive Compensation, shall not be incorporated by reference into any such filings.

     The Compensation Committee of the Board of Directors was formed in 1996 and is presently composed of Messrs. Jalenak and Salmon. The Compensation Committee meets at least once annually or more frequently as the Board of Directors may request. The Compensation Committee's primary responsibilities include the review and approval of compensation, consisting of salary, bonuses, benefits and other compensation for the Company's executive officers. The Compensation Committee is responsible for the administration of the Company's Amended and Restated 1999 Stock Incentive Plan (the "1999 Plan") and for the grant of stock options and other awards under such plan, as well as the administration of the Management Stock Purchase Plan (the "Management Plan") and grants thereunder.

EXECUTIVE OFFICER COMPENSATION

     The executive officer compensation programs utilized by the Company are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company. The various components of the executive officer compensation programs used by the Company are, in most cases, the same as those made available generally to employees of the Company. The following is a summary of the executive officer compensation programs:

  Cash Compensation

     Base Salary. Base salaries are established primarily upon an evaluation of the executive officer's position and contributions to the Company, including (i) individual performance, (ii) level of responsibility, (iii) technical expertise,
(iv) length of service, (v) Company performance and (vi) industry compensation levels. The Compensation Committee annually reviews these base salary compensation levels and makes adjustments based on a subjective evaluation of the above factors.

     Incentive Bonuses. The Company has established a cash-based annual bonus program to provide annual incentives to the executive officers to meet or exceed expected performance objectives. This program provides cash compensation, based on a percentage of base salary, for the achievement of EBITDA targets set by the Company and, for certain executive officers, the attainment of specific short-term corporate and individual performance objectives which contribute to the success of the Company.

  Equity Compensation

     In order to provide long-term incentives to the executive officers of the Company and to further align their interests with those of the Company's stockholders, the Company has implemented several equity-based incentive compensation plans. Among these plans, the 1999 Plan allows for the grant of both incentive and nonqualified stock options as well as restricted stock and other equity-based awards. Equity awards under these plans are granted on a discretionary basis by the Compensation Committee. The Compensation Committee makes a subjective determination as to the award recipients and their level of award after review of the performance factors for the executive officers noted above for base salary determinations. In order to encourage and reward continued employment, these awards typically vest over a period of three to four years after the date of grant.

     In June 2001, the Company implemented the Management Plan through which executive officers may elect to forgo all or a portion of their annual bonus and, in exchange for such foregone bonus, receive restricted stock units. To encourage participation in this plan, executives "purchase" restricted stock units at a price that is 20% to 25% less than the fair market value of shares of our common stock at the time of "purchase," depending on the amount of bonus forgone. These forgone bonuses are held by the Company for three or seven years, as elected by the executive officer, and typically paid out in shares of common stock.

     The Employee Stock Purchase Plan (the "Employee Plan"), which was approved in November 2001, added yet another mechanism to further align the interests of all employees, including executive officers, with those of the stockholders of the Company. The Employee Plan is structured to offer shares of Company common stock for sale on a bi-annual basis through salary deductions at a 15% discount. The Management Plan and Employee Plan were adopted after consultation with and on the recommendation of the executive compensation consulting firm of Watson Wyatt Worldwide.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer of the Company is eligible to participate in the same executive compensation plans available to other executive officers. The Compensation Committee's general approach in setting the Chief Executive Officer's annual compensation (including base salary, annual incentive bonuses and long-term equity-based incentives) is to seek to be competitive with other comparably sized companies in the same industry group and to tie a portion of her annual compensation to the performance of the Company's common stock. This approach is intended to incentivize the Chief Executive Officer through clearly defined long-term goals while providing certainty as to that portion of her compensation that is not performance based.

     In conclusion, the Compensation Committee believes that the compensation policies and practices of the Company as described above are fair and reasonable and are in keeping with the best interests of the

Company, its employees and its stockholders. The Compensation Committee will continue to review and revise the Company's compensation policies and plans in light of the Company's needs, market practices and legal and regulatory changes.

INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, as amended (the "Code"), generally disallows a tax deduction to public companies for annual compensation over $1 million paid to each of the Named Executive Officers, except to the extent such compensation qualifies as "performance-based." None of the Named Executive Officers has received compensation in excess of the Section 162(m) limits and all such compensation has been fully deductible by the Company. Moreover, the Company's stock option plans are structured and administered in a manner that is intended to comply with the Section 162(m) performance-based exemption. While the Company's policy has always been to pursue a strategy for maximizing deductibility of compensation for the Named Executive Officers, it also believes it is important to maintain the flexibility to take actions it considers in the best interests of the Company and its stockholders, which may necessarily be based on considerations in addition to Section 162(m).

                                          The Compensation Committee:

                                               L.R. Jalenak, Jr., Chairman
                                               Walter J. Salmon

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information as of July 3, 2004 concerning our equity compensation plans:

                                                                                           NUMBER OF SECURITIES
                                                                                           AVAILABLE FOR FUTURE
                                    NUMBER OF SECURITIES TO        WEIGHTED-AVERAGE       ISSUANCE UNDER EQUITY
                                   BE ISSUED UPON EXERCISE OF     EXERCISE PRICE OF         COMPENSATION PLANS
                                      OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
                                      WARRANTS AND RIGHTS        WARRANTS AND RIGHTS     REFLECTED IN COLUMN (A))
                                   --------------------------    --------------------    ------------------------
          PLAN CATEGORY                       (A)                        (B)                       (C)
          -------------            --------------------------    --------------------    ------------------------
Equity compensation plans
  approved by security
  holders(1).....................          3,044,131(2)                 $11.36                  4,615,159(3)
Equity compensation plans not
  approved by security
  holders(4).....................             16,012(5)                   8.35                    276,213
                                           ---------                    ------                  ---------
Total............................          3,060,143                    $11.34                  4,891,372
                                           =========                    ======                  =========

---------------
(1) Consists of the Company's Amended and Restated 1994 Stock Option Plan (the "1994 Plan"), 1999 Plan, and Employee Plan.

(2) Consists of 379,662 outstanding options for the Company's common stock pursuant to the 1994 Plan, 2,642,512 outstanding options for the Company's common stock pursuant to the 1999 Plan and 21,957 shares of the Company's common stock which will be issued on January 1, 2005 pursuant to the Employee Plan. Under the Employee Plan, the Company's employees have the opportunity to purchase shares of the Company's common stock at a discount through accumulated payroll deductions. The Company's liability to employees in the Employee Plan is approximately $247,000. The shares which will be issued in January 2005 will have a purchase price of $11.36 per share.

(3) Consists of 4,520,245 options that remain available for issuance pursuant to the 1999 Plan and 94,914 shares of the Company's common stock that remain available for issuance pursuant to the Employee Plan. No additional options may be issued under the 1994 Plan.

(4) Consists of the Management Plan.

(5) These shares will be issued in future periods as provided for in the Management Plan.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The members of the Compensation Committee are L.R. Jalenak, Jr. and Walter
J. Salmon, both independent directors in accordance with SEC regulations, Nasdaq listing standards and the Compensation Committee charter. Neither member of the Compensation Committee has been an officer or an employee of Party City. In addition, during Fiscal 2004, none of Party City's executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on Party City's Board of Directors or Compensation Committee.

                         REPORT OF THE AUDIT COMMITTEE

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this Report of the Audit Committee shall not be incorporated by reference into any such filings.

     The Audit Committee has reviewed the Company's audited consolidated financial statements for Fiscal 2004 and discussed these financial statements with management and Deloitte & Touche LLP, its independent accountants.

     The Audit Committee also discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, "Codification of Statements on Auditing Standards," as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, with respect to such financial statements. These discussions included information regarding the scope and results of the audit performed by Deloitte & Touche LLP.

     The independent accountants provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended. Independence Standards Board Standard No. 1 requires accountants to disclose annually in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on their independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent accountants their independence from the Company. The Audit Committee also considered whether the independent accountants' provision of certain other, non-audit related services to the Company is compatible with maintaining such accountants' independence.

     Based on its discussions with management and the independent accountants, and its review of the representations and information provided by management and the independent accountants, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Party City be included in the Company's Annual Report on Form 10-K for Fiscal 2004.

                                          The Audit Committee:

                                               Franklin R. Johnson, Chairman
                                                 and Financial Expert
                                               L.R. Jalenak, Jr.
                                               Walter J. Salmon

                  INDEPENDENT AUDITORS FEES AND OTHER MATTERS

     Aggregate fees for professional services rendered for the Company by Deloitte & Touche, LLP for Fiscal 2004 and 2003 were:

FEE TYPE                                                         2004        2003
--------                                                      ----------   --------
Audit.......................................................  $  523,671   $373,075
Audit-related...............................................     243,700     33,250
Tax.........................................................     252,810    266,040
All other...................................................          --         --
                                                              ----------   --------
Total.......................................................  $1,020,181   $672,365
                                                              ==========   ========

     Audit Fees. Audit fees for Fiscal 2004 and Fiscal 2003 were $523,671 an $373,075, respectively, for the annual audit and quarterly reviews of the consolidated financial statements.

     Audit-Related Fees. Audit-related fees are comprised of assurance and related services that are traditionally performed by the external auditor. Deloitte & Touche LLP billed the Company $243,700 and $33,250 for Fiscal 2004 and Fiscal 2003, respectively, for audit related professional services, including employee benefit plan audits, accounting consultations and consent for the incorporation in our registration statements.

     Tax Fees. Tax fees relate primarily to assistance with Federal and state income tax returns, employee benefit plan returns, personal property tax, sales and use tax issues, state and local audits and tax compliance matters. Tax fees for Fiscal 2004 and Fiscal 2003 were $252,810 and $266,040, respectively.

     All Other Fees. During Fiscal 2004 and Fiscal 2003, there were no professional services other than those described above for Fiscal 2004 and Fiscal 2003, including tax consulting and compliance services and tax due diligence services.

     All internal auditing is performed under the direct control of the Vice President of Internal Audit who is accountable to the Audit Committee. All services provided by Deloitte & Touche, LLP have been reviewed with the Audit Committee and senior management of the Company to confirm that the performance of such services is consistent with the regulatory requirements for auditor independence.

     A member of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement, and will be available to respond to appropriate questions by stockholders.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

     The Audit Committee does not currently have, and did not have in connection with the independent auditors' engagement in Fiscal 2004 and Fiscal 2003, any formal pre-approval policies and procedures in effect. Instead, the Audit Committee specifically pre-approves each of the services to be rendered by Deloitte & Touche, LLP in advance of the performance of any services, including the fees and terms thereof.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who have beneficial ownership of more than ten percent of the Company's common stock, to file reports of ownership and changes of ownership with the SEC and Nasdaq. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors, executive officers and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements during Fiscal 2004, except that (i) Mr. Dillon, the Non-Executive Chairman of the Board of Directors, through inadvertence, failed to file a Form 4 for one transaction on July 11, 2003 relating to the Company's grant of stock options to purchase 50,000 shares of Company common stock. Upon discovery of the oversight, Mr. Dillon filed a Form 5 on August 17, 2004, and

(ii) Messrs. Jeffery and Skiba and Ms. Siluk, through inadvertence, failed to file Form 4's for transactions dated February 2, 2004 relating to the Company's grant of stock options to purchase Company common stock. Upon discovery of the oversight, Messrs. Jeffery and Skiba and Ms. Siluk filed Form 4's on March 9, 2004.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     On August 16, 1999, Special Value Bond Fund II, LLC, ("SVBF II") purchased $10.0 million in aggregate principal amount of the Company's 12.5% Secured Notes due 2003 (the "A Notes") and $5.0 million in aggregate principal amount of the Company's 13.0% Secured Notes due 2003 (the "B Notes"). Subsequently on November 20, 2000, SVBF II sold $5.0 million in aggregate principal amount of the A Notes and $2.5 million in aggregate principal amount of the B Notes to other Company investors. In addition, on August 16, 1999, Tennenbaum & Co., LLC ("TCO") purchased $2,250,000 in aggregate principal amount of the Company's 13.0% Secured Notes due 2002, $4.5 million in aggregate principal amount of the Company's 14.0% Secured Notes due 2004 and Warrants to purchase 3,096,000 shares of the Company's stock. TCO then transferred all of these Secured Notes and the Warrants to Special Value Bond Fund, LLC ("SVBF") effective as of September 1, 1999. Then on January 14, 2000, SVBF purchased $3,250,000 in aggregate principal amount of the Company's 14.0% Secured Notes due 2002. The managing member of SVBF II is SVIM/MSM II, LLC ("SVIM/MSM II") and the managing member of SVIM/ MSM II is TCO. The managing member of SVBF is SVIM/MSM, LLC ("SVIM/MSM") and the managing member of SVIM/MSM is TCO. The managing member of TCO is Michael E. Tennenbaum, the Company's Vice Chairman of the Board of Directors. During Fiscal 2003 and Fiscal 2002, Secured Notes totaling $3.9 million and $9.3 million were repaid, respectively. For the fiscal years ended June 28, 2003 and June 29, 2002, the Company paid $1.0 million and $2.3 million of interest related to these Notes, respectively.

     On November 2, 1999, Ralph Dillon, the Non-Executive Chairman of the Board of Directors, purchased $167,000 in aggregate principal amount of the Company's 13.0% Secured Notes due 2002, $333,000 in aggregate principal amount of the Company's 14.0% Secured Notes due 2004, and Warrants to purchase 229,333 shares of the Company's stock from one of the Investors for a total purchase price of $498,000. During Fiscal 2003 and Fiscal 2002, the Secured Notes totaling $333,000 and $167,000 were repaid, respectively. In Fiscal 2003 and Fiscal 2002, the Company paid $78,000 and $80,000 of interest related to these Notes, respectively.

     On June 22, 2001, the Company granted options for 90,000 shares of the Company's common stock to Ralph Dillon as compensation for his services to the Company. These options were granted at $6.25 per share and vested upon issuance. In addition, on each of January 12, 2002, July 12, 2002, January 12, 2003 and July 12, 2004 additional grants of options for 50,000 shares of the Company's common stock were made to Mr. Dillon, which options had an exercise price of $9.38, $17.00, $17.00 and $17.00, respectively. All of these options vested upon issuance. Compensation expensed was recorded for all grants. Compensation expense included in the statement of income for Fiscal 2004, 2003 and 2002 was $101,000, $154,000 and $430,000, respectively.

     Jason Craig and Steven Craig, sons of Sidney Craig, President of Craig Enterprises, Inc., own and operate six and five Party City franchised stores, respectively, located in California. During Fiscal 2004, pursuant to the terms of their respective franchise agreements with the Company Jason Craig paid the Company $855,000 and Steven Craig paid the Company $679,000. Craig Enterprises, Inc. owns 1,107,000 shares of common stock as reported in the Second Amendment to Schedule 13G filed by Craig Enterprises, Inc. with the SEC on August 7, 2003. Sidney and Jenny Craig own an additional 112,202 shares of common stock directly.

                               PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this Performance Graph shall not be incorporated by reference into any such filings.

     The following graph provides a comparison, on a cumulative basis, of the percentage change from December 31, 1998 through July 2, 2004 in (a) the total stockholder return on the Company's common stock with (b) the total return on the common equity of all domestic issuers traded on the NASDAQ National Market and the NASDAQ SmallCap Market ("NASDAQ Market Index") and (c) the total return of domestic issuers having the same Standard Industrial Classification ("SIC") Industry Group Number as the Company (SIC 5943) and traded on the NASDAQ National Market or Small-Cap Market (the "Industry Index"). Such percentage change has been measured by dividing: (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price per share at the end and at the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The price of each investment unit has been set at $100 on December 31, 1998 for purposes of preparing this graph.

     The Company's common stock has traded on the NASDAQ National Market under the symbol "PCTY" since its relisting in July 2001. From July 1999 until its relisting on the NASDAQ National Market, the common stock was traded on the OTC Bulletin Board, an electronic quotation service for NASD Market Makers. From March 1996 until July 1999, the Company's common stock was traded on the NASDAQ National Market.
(PERFORMANCE GRAPH)

                                                 PARTY CITY CORPORATION          INDUSTRY INDEX            NASDAQ MARKET INDEX
                                                 ----------------------          --------------            -------------------
12/31/98                                                 100.00                      100.00                      100.00
7/2/99                                                    26.62                       91.84                      121.57
6/30/00                                                   18.70                       34.63                      182.92
6/29/01                                                   39.18                       24.96                      101.30
6/28/02                                                  112.90                       39.65                       68.71
6/27/03                                                   72.73                       44.09                       76.41
7/2/04                                                    86.58                       62.74                       97.17

                 STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Proposals of stockholders of the Company which are intended to be included in the Company's proxy statement for its 2005 annual meeting of stockholders must be received by the Secretary of the Company in writing at its principal executive office no later than June 13, 2005, and must otherwise be in compliance with the Company's Certificate of Incorporation and Bylaws and with applicable laws and regulations, including Rule 14a-8 of the Securities and Exchange Act of 1934.

     Unless the stockholder notifies the Company by September 5, 2005 of its intention to present a stockholder proposal at the 2005 annual meeting in a manner other than the inclusion of the proposal in the Company's proxy statement and form of proxy relating to that meeting, the proxy holders named by the Company may exercise their discretionary voting authority on the matter in accordance with their best judgment, even though such proposal is not discussed in the proxy statement.

                                  HOUSEHOLDING

     Party City has adopted a procedure approved by the SEC called "householding." Under this procedure, a householding notice will be sent to stockholders who have the same address and last name, and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies Party City that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card or voting instruction card.

     If any stockholders in your household wish to receive a separate annual report and a separate proxy statement, they may call Party City's Investor Relations group at 973-983-0888 ext. 8333 or write to Investor Relations, Party City Corporation, 400 Commons Way, Rockaway, New Jersey 07866. See also "Investor Relations" at http://www.partycity.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize Party City to discontinue mailings of multiple annual reports and proxy statements by calling or writing to Investor Relations.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          By:      /s/ JOSEPH J. ZEPF
                                            ------------------------------------
                                                       Joseph J. Zepf
                                                         Secretary

                                     PROXY

                             PARTY CITY CORPORATION

                                400 COMMONS WAY
                               ROCKAWAY, NJ 07866

                ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 11, 2004
             PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Joseph J. Zepf and Gregg A. Melnick as Proxies, each with the power to appoint his substitute and to exercise the powers set forth in the Proxy Statement dated October 13, 2004 and hereby authorizes them to represent and vote upon Proposal 1, and in their discretion upon other matters properly coming before the meeting, all the shares of Common Stock of PARTY CITY CORPORATION held of record by the undersigned on September 16, 2004, at the annual Meeting of Stockholders to be held on November 11, 2004, or any adjournment or postponement thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                       ANNUAL MEETING OF STOCKHOLDERS OF

                             PARTY CITY CORPORATION

                               NOVEMBER 11, 2004

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.


   - Please detach along perforated line and mail in the envelope provided. -


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                  VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. To elect seven directors to serve until the next annual meeting of stockholders.

                                   NOMINEES:
[ ] FOR ALL NOMINEES               ( ) Ralph D. Dillon
                                   ( ) L.R. Jalenak, Jr.
                                   ( ) Franklin R. Johnson
[ ] WITHHOLD AUTHORITY             ( ) Howard Levkowitz
    FOR ALL NOMINEES               ( ) Nancy Pedot
                                   ( ) Walter J. Salmon
                                   ( ) Michael E. Tennenbaum
[ ] FOR ALL EXCEPT
    (See instructions below)

INSTRUCTION:      To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (X)

To change the address on your account, please check the                      [ ]
box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSAL.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON NOVEMBER 11, 2004. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, AND CHANGE YOUR VOTE IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.


Signature of Stockholder ______________________________   Date: ________________


Signature of Stockholder ______________________________   Date: ________________


NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.